Certificate of Conversion
For
"Other Business Entity"
Into
Florida Limited Liability Company

This Certificate of Conversion **and attached Articles of Organization** are submitted to convert the following **"Other Business Entity" into a Florida Limited Liability Company** in accordance with s.608.439, Florida Statutes.

1. The name of the "Other Business Entity" immediately prior to the filing of this Certificate of Conversion is:
LATITUDE ENERGY SERVICES, LLC
(Enter Name of Other Business Entity)

2. The "Other Business Entity" is a LLC
(Enter entity type. Example: corporation, limited partnership, general partnership, common law or business trust, etc.)

first organized, formed or incorporated under the laws of NV
(Enter state, or if a non-U.S. entity, the name of the country)

on ~~4/7/11~~ 10/5/05.
(Enter date "Other Business Entity" was first organized, formed or incorporated)

3. If the jurisdiction of the "Other Business Entity" was changed, the state or country under the laws of which it is now organized, formed or incorporated:

~~NEVADA~~ Florida

4. The name of the Florida Limited Liability Company as set forth in the attached **Articles of Organization:**

LATITUDE ENERGY SERVICES, LLC
(Enter Name of Florida Limited Liability Company)

5. If not effective on the date of filing, enter the effective date: 2/6/2012
(The effective date: 1) cannot be prior to nor more than 90 days after the date this document is filed by the Florida Department of State; AND 2) must be the same as the effective date listed in the attached Articles of Organization, if an effective date is listed therein.)

6. The conversion is permitted by the applicable law(s) governing the other business entity and the conversion complies with such law(s) and the requirements of s.608.439, F.S., in effecting the conversion.

7. The "Other Business Entity" currently exists on the official records of the jurisdiction under which it is currently organized, formed or incorporated.

FILED
SECRETARY OF STATE
DIVISION OF CORPORATIONS
12 FEB -3 PM 3:43

Signed this 3rd day of FEBRUARY 2012.

Signature of Member or Authorized Representative of Limited Liability Company:
Individual signing affirms that the facts stated in this document are true. Any false information constitutes a third degree felony as provided for in s.817.155, F.S.

Signature of Member or Authorized Representative: M J Cohen
Printed Name: MATTHEW J. COHEN Title: MGRM

Signature(s) on behalf of Other Business Entity: Individual(s) signing affirm(s) that the facts stated in this document are true. Any false information constitutes a third degree felony as provided for in s.817.155, F.S. [See below for required signature(s).]

Signature: M J Cohen
Printed Name: MATTHEW J. COHEN Title: MGRM

Signature: Jeffrey A. Wohler
Printed Name: JEFFREY A. WOHLER Title: MGRM

Signature: ______
Printed Name: ______ Title: ______

Signature: ______
Printed Name: ______ Title: ______

Signature: ______
Printed Name: ______ Title: ______

Signature: ______
Printed Name: ______ Title: ______

If Florida Corporation:
Signature of Chairman, Vice Chairman, Director, or Officer.
If Directors or Officers have not been selected, an Incorporator must sign.

If Florida General Partnership or Limited Liability Partnership:
Signature of one General Partner.

If Florida Limited Partnership or Limited Liability Limited Partnership:
Signatures of **ALL** General Partners.

All others:
Signature of an authorized person.

Fees:

Certificate of Conversion:	$25.00
Fees for Florida Articles of Organization:	$125.00
Certified Copy:	$30.00 (Optional)
Certificate of Status:	$5.00 (Optional)

FILED
SECRETARY OF STATE
DIVISION OF CORPORATIONS
12 FEB -3 PM 3:43

ARTICLES OF ORGANIZATION FOR FLORIDA LIMITED LIABILITY COMPANY

ARTICLE I - Name:
The name of the Limited Liability Company is:

LATITUDE ENERGY SERVICES, LLC
(Must end with the words "Limited Liability Company, the abbreviation "L.L.C.," or the designation "LLC.")

ARTICLE II - Address:
The mailing address and street address of the principal office of the Limited Liability Company is:

Principal Office Address:	**Mailing Address:**
2595 NW BOCA RATON BLVD., SUITE 100	SAME
BOCA RATON, FL 33431	

ARTICLE III - Registered Agent, Registered Office, & Registered Agent's Signature:
(The Limited Liability Company cannot serve as its own Registered Agent. You must designate an individual or another business entity with an active Florida registration.)

The name and the Florida street address of the registered agent are:

MATTHEW J. COHEN
Name

2595 NW BOCA RATON BLVD., SUITE 100
Florida street address (P.O. Box **NOT** acceptable)

BOCA RATON FL 33431
City, State, and Zip

Having been named as registered agent and to accept service of process for the above stated limited liability company at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent as provided for in Chapter 608, F.S.

Registered Agent's Signature (REQUIRED)

12 FEB -3 PM 3:43

(CONTINUED)

ARTICLE IV- Manager(s) or Managing Member(s):
The name and address of each Manager or Managing Member is as follows:

Title: "MGR" = Manager "MGRM" = Managing Member	**Name and Address:**
MGRM	MATTHEW J. COHEN 2595 NW BOCA RATON BLVD., SUITE 100 BOCA RATON, FL 33431
MGRM	~~MATTHEW J. COHEN~~ Jeffrey A Wohler 2595 NW BOCA RATON BLVD., SUITE 100 BOCA RATON, FL 33431

(Use attachment if necessary)

ARTICLE V: Effective date, if other than the date of filing: 2/6/12 (OPTIONAL)

(The effective date: 1) cannot be prior to nor more than 90 days after the date this document is filed by the Florida Department of State; AND 2) must be the same as the effective date listed in the attached Certificate of Conversion, if an effective date listed therein.)

REQUIRED SIGNATURE:

MJ Cohen cfo
Signature of a member or an authorized representative of a member.

(In accordance with section 608.408(3), Florida Statutes, the execution of this document constitutes an affirmation under the penalties of perjury that the facts stated herein are true. I am aware that any false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S.)

MATTHEW J. COHEN
Typed or printed name of signee

12 FEB -3 PM 3:43
SECRETARY OF STATE
DIVISION OF CORPORATIONS

AFFIDAVIT OF PERMISSION

STATE OF FLORIDA :

: ss: Boca Raton, FL February 3, 2012

COUNTY OF PALM BEACH :

1. I am over the age of eighteen (18) years old and believe in the obligation of an oath.

2. I attest that the following statements are true and accurate and I make them of my own free act and deed.

3. On January 19, 2011, I filed for incorporation in the State of Florida under the name of "Latitude Energy Services, Inc." (Document Tracking No: 700219032847) and I am the Chief Financial Officer of said Corporation.

4. On This date, I am filing a "Conversion" of Latitude Energy Services, LLC., a Nevada LLC which LLC I dissolved from Nevada on January 20, 2012 as "MGR" of said LLC. (a copy of said Dissolution together with evidence of acceptance from Nevada is attached hereto and made a part hereof).

5. I hereby attest that I am an Officer of Latitude Energy Services, Inc., as well as a Managing Member of Latitude Energy Services, LLC and hereby give my permission as an Officer and Managing Member of the said Corporation and LLC to Convert Latitude Energy Services, LLC into Florida from Nevada.

6. I hereby state that I am aware that there is a "Latitude Energy Services, LLC on record in the State of Florida by way of a Foreign Limited Liability Company which I wish to Withdraw and Convert into one

Florida entity named, "Latitude Energy Services, LLC". I am also Managing Member of said Foreign Limited Liability Company and hereby give my permission to Convert same.

7. On this date, I hereby request the Florida Secretary of State, Division of Corporations to allow the Conversion of the above mentioned entities to be converted into one entity in the State of Florida and I am duly authorized as a Managing Member and Officer of the above Corporation and Limited Liability Company in both Nevada and Florida and authorize the above "Conversion".

By: MJ Cohen, CFO
Matthew J. Cohen, CFO
Latitude Energy Services, Inc.

By: MJ Cohen, CFO
Matthew J. Cohen, Managing Member
Latitude Energy Services, LLC

Subscribed and sworn to before me this 3rd day of February, 2012, personally appeared, Matthew J. Cohen.

Nancy Greco
Nancy Greco
Notary Public

NANCY GRECO
MY COMMISSION # EE 080730
EXPIRES: April 9, 2015
Bonded Thru Notary Public Underwriters

State of Florida

Department of State

I certify the attached is a true and correct copy of the Certificate of Conversion and Articles of Organization, filed on February 3, 2012, effective February 6, 2012, with an organizational date deemed effective October 5, 2005, for LATITUDE ENERGY SERVICES, LLC, the resulting Florida Limited Liability Company, as shown by the records of this office.

The document number of this entity is L12000017551.

Given under my hand and the
Great Seal of the State of Florida
at Tallahassee, the Capital, this the
Sixth day of February, 2012

Kurt S. Browning
Secretary of State

CR2E022 (01-07)

State of Florida

Department of State

I certify the attached is a true and correct copy of the Certificate of Conversion and Articles of Organization, filed on February 3, 2012, effective February 6, 2012, with an organizational date deemed effective October 5, 2005, for LATITUDE ENERGY SERVICES, LLC, the resulting Florida Limited Liability Company, as shown by the records of this office.

The document number of this entity is L12000017551.

Given under my hand and the
Great Seal of the State of Florida
at Tallahassee, the Capital, this the
Sixth day of February, 2012

Kurt S. Browning
Secretary of State

GREAT SEAL OF THE STATE OF FLORIDA
IN GOD WE TRUST

CR2EO22 (01 07)

State of Florida

Department of State

I certify from the records of this office that LATITUDE ENERGY SERVICES, LLC, is a limited liability company organized under the laws of the State of Florida, filed on February 3, 2012, with an organizational date deemed effective October 5, 2005.

The document number of this company is L12000017551.

I further certify that said company has paid all fees due this office through December 31, 2012, and its status is active.

Given under my hand and the
Great Seal of the State of Florida
at Tallahassee, the Capital, this the
Sixth day of February, 2012

Kurt S. Browning
Secretary of State

CR2EC22 (01-07)